Exhibit 21

                              LIST OF SUBSIDIARIES

Name                                                             Jurisdiction
----                                                             ------------
BMS Distributing Corp.                                           Delaware
CBI Distributing Corp.                                           Delaware
Claire's Accessories Spain, S.L.                                 Spain
Claire's Austria GmbH                                            Austria
Claire's Belgium B.V.B.A.                                        Belgium
Claire's Boutiques, Inc.                                         Colorado
Claire's Canada Corp.                                            Delaware
Claire's France S.A.S.                                           France
Claire's Germany GmbH                                            Germany
Claire's Holding GmbH                                            Switzerland
Claire's International Europe GmbH                               Switzerland
Claire's Netherlands B.V.                                        Netherlands
Claire's Nippon, Ltd.                                            Japan
Claire's Puerto Rico Corp.                                       Delaware
Claire's Stores Canada Corp.                                     Canada
Claire's Switzerland GmbH                                        Switzerland
Claire's Accessories UK, Ltd.                                    United Kingdom
CSI Luxembourg S.a.r.l.                                          Luxembourg
RSI International Ltd.                                           Hong Kong
Afterthoughts Merchandising Corp.                                Delaware
Sassy Doo!, Inc.                                                 Delaware
WhiteClaire's Acessorios Portugal, Unipessol LDA.                Portugal
BMS Fashion Corp.                                                Cayman
CSC Limited Partnership                                          Alberta, Canada
Claire's China Services                                          China
Claire's Swiss Holdings LLC                                      Delaware
Claire's (Gibraltar) Holdings Limited                            Gibraltar
Claire's Holdings S.a.r.l.                                       Luxembourg
Claire's Distribution B.V.                                       Netherlands